As filed with the Securities and Exchange Commission on August 30, 2006
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                      25-1724540
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                600 MAYER STREET
                         BRIDGEVILLE, PENNSYLVANIA 15017
          (Address of principal executive offices, including zip code)


                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              CLARENCE M. MCANINCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                600 MAYER STREET
                         BRIDGEVILLE, PENNSYLVANIA 15017
                                 (412) 257-7600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
              TITLE OF                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
             SECURITIES                   AMOUNT TO BE         OFFERING PRICE           AGGREGATE            REGISTRATION
          TO BE REGISTERED                 REGISTERED            PER SHARE           OFFERING PRICE              FEE

-------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per           60,000(1)            $23.49 (2)            $1,409,400                $151
share

=========================================================================================================================


         (1) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the plan being registered.

         (2) The offering price of the shares being registered is not presently determinable. Estimated solely for the purpose of calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, the proposed maximum offering price and the registration fee are calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the Nasdaq Global Market on August 25, 2006.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


This Registration Statement is being filed to register an additional 60,000 shares of the common stock, par value $.001 per share (the "Common Stock"), of Universal Stainless & Alloy Products, Inc. (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan (the "Plan"). The earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on October 4, 1996 (File No. 333-13511) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

           (i) the Registrant's Annual Report on Form 10-K for the period ended December 31, 2005 (File No. 000-25032);

           (ii) the  Registrant's   Quarterly  Reports  on  Form  10-Q  for  the
                quarterly periods ended March 31 and June 30, 2006; and

           (iii) the description of the Registrant's Common Stock contained the Registration Statement on Form 8-A/A filed on November 30, 1994.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan.

      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

      EXHIBIT NO.                       DESCRIPTION
      -----------                       -----------

         4.1        Amended  and    Restated    Certificate   of   Incorporation
                    (incorporated by reference to Exhibit  3.1 to   Registration
                    No. 33-85310).

         4.2        By-laws of the  Company  (incorporated   by   reference   to
                    Exhibit 3.2 to Registration No. 33-85310).

         5.1        Opinion of  Kirkpatrick & Lockhart  Nicholson  Graham    LLP
                    regarding   the  legality  of the shares  being   registered
                    (filed herewith).

         23.1       Consent of Schneider Downs & Co., Inc. (filed herewith).

         23.2 Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1).

         24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, Commonwealth of Pennsylvania, on this 30th day of August, 2006.

                                      UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                      By:  /s/ Clarence M. McAninch
                                         ---------------------------------------
                                           Clarence M. McAninch
                                           President and Chief Executive Officer


       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence M. McAninch and Paul A. McGrath, signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

         SIGNATURE                                   TITLE                                        DATE

         /s/ Clarence M. McAninch                    President, Chief Executive and              August 30, 2006
--------------------------------------------         Director (Principal Executive Officer)
Clarence M. McAninch


         /s/ Richard M. Ubinger                      Vice President of Finance, Chief Financial  August 30, 2006
--------------------------------------------         Officer and Treasurer (Principal Financial
Richard M. Ubinger                                   and Accounting Officer)


         /s/ Douglas M. Dunn                         Director                                    August 30, 2006
--------------------------------------------
Douglas M. Dunn


         /s/ George F. Keane                         Director                                    August 30, 2006
--------------------------------------------
George F. Keane


         /s/ Udi Toledano                            Director                                    August 30, 2006
--------------------------------------------
Udi Toledano


                                  EXHIBIT INDEX

  EXHIBIT NO.                         DESCRIPTION
  -----------                         -----------

    4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration No. 33-85310).

    4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 to Registration No. 33-85310).

    5.1         Opinion   of   Kirkpatrick  &  Lockhart   Nicholson   Graham LLP
                regarding the legality of the shares being registered (filed herewith).

    23.1        Consent of Schneider Downs & Co., Inc. (filed herewith).

    23.2 Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1).

    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).